UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of earliest event reported):

January 13, 2026

WORLD OMNI AUTO RECEIVABLES TRUST 2023-C

(Issuing Entity with respect to Securities)

(Central Index Key Number: 0001986299)

WORLD OMNI FINANCIAL CORP.

(Sponsor with respect to Securities)

(Central Index Key Number: 0001004150)

WORLD OMNI AUTO RECEIVABLES LLC

(Depositor with respect to Securities)

(Central Index Key Number: 0001083199)

Delaware

(State or other jurisdiction of incorporation or organization)

333-261470-08

(Commission File Number)

52-2184798

(Depositor’s I.R.S. Employer Identification No.)

250 Jim Moran Blvd.

Deerfield Beach, FL 33442

(Address of principal executive offices of depositor, including Zip Code)

Depositor’s telephone number, including area code: (954) 429-2200

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the depositor under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On January 13, 2026, World Omni Auto Receivables Trust 2023-C (the “Issuing Entity”), World Omni Auto Receivables LLC (the “Depositor”), World Omni Financial Corp., as servicer (the “Servicer”), and the other parties thereto, entered into the Omnibus Amendment to Sale and Servicing Agreement (the “Omnibus SSA Amendment”). The Omnibus SSA Amendment amends the Sale and Servicing Agreement, dated as of August 16, 2023, among the Issuing Entity, the Depositor, the Servicer, U.S. Bank National Association, as account bank, and acknowledged and agreed to by U.S. Bank Trust Company, National Association, as indenture trustee (filed as Exhibit 4.1 to the registrant’s 8-K filed on August 16, 2023, Commission File No. 333-261470-08), to amend certain delinquency and defaulted receivables definitions, and corresponding delinquency reporting obligations with respect to such receivables.

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Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 4.1	Omnibus Amendment to Sale and Servicing Agreement, dated as of January 13, 2026, by and among World Omni Financial Corp., as servicer, World Omni Auto Receivables LLC, as depositor, World Omni Auto Receivables Trust 2023-C, as issuing entity, and the other parties thereto, as acknowledged and consented to by U.S. Bank Trust Company, National Association, as indenture trustee.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the depositor has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD OMNI AUTO RECEIVABLES LLC (Depositor)

Dated: January 20, 2026	By:	/s/ Claude S. Simon
	Name:	Claude S. Simon
	Its:	Assistant Treasurer

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